  EXHIBIT 99.1

Terra Tech Secures Provisional Licenses for all California Operations

Irvine, CA – June 24, 2019 - Terra Tech Corp. (TRTC) ("Terra Tech") or (the "Company"), a vertically integrated cannabis-focused agriculture company, today announced that all of its currently operating California facilities have been issued a provisional license from the State of California, which is  valid for one year and requires METRC compliance.  The issuance of these licenses ensures that operations will continue in a lawful and uninterrupted manner for the next year.

Licenses are issued only after an exhaustive review of operational and corporate documents that provide assurance to the State of California that lawful and transparent operations are being conducted and verify transparency of financial and ownership information. Terra Tech is migrating its entire existing inventory into the Marijuana Enforcement Tracking Reporting Compliance (METRC) system, bringing all licensed activities into compliant operations.

Chief Executive Officer, Derek Peterson, said, “I would like to thank the State of California for recognizing our efforts to ensure transparency and regulatory compliance at all our locations, and for issuing these provisional licenses, including one for our recently renovated Oakland cultivation facility. We are proud to be using the METRC software system to record the inventory and movement of our cannabis products through the commercial supply chain; this system advances the State of California’s objectives to promote a regulated, safe and conscientious cannabis market so that consumers can be assured that the products they’re buying are safe.”

Terra Tech operates licensed retail dispensaries under the business name Blüm in Oakland, San Leandro, and Santa Ana; and with licensed cultivation and distribution activities in Oakland.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC.  Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Blüm Retail Stores visit: http://letsblum.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Instagram @Letsblum

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to Terra Tech Corp. (the "Company") or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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